                        INSTITUTIONAL INCOME FUNDS, INC.

                             ARTICLES OF AMENDMENT


     Institutional Income Funds, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The Charter of the Corporation is hereby amended to change the name
     -----
of the Corporation from "Institutional Income Funds, Inc." to "T. Rowe Price Institutional Income Funds, Inc." As a result of this amendment, all references to "Institutional Income Funds, Inc." hereby are changed to "T. Rowe Price Institutional Income Funds, Inc."
     SECOND: The Charter of the Corporation is hereby amended to change the
     ------
designation of the "Institutional High Yield Fund" series of Common Stock to "T. Rowe Price Institutional High Yield Fund." As a result of this amendment, all references to "Institutional High Yield Fund" are hereby changed to "T. Rowe Price Institutional High Yield Fund."
     THIRD: The amendment does not change the outstanding capital stock of the
     -----
Corporation or the aggregate par value thereof.
     FOURTH: The foregoing Amendment to the Charter of the Corporation has been
     ------
approved by the Sole Director and is limited to a change expressly permitted by
Section 2-605 of the Maryland General Corporation Law. No approval by shareholders of the Corporation is required under applicable law.

     IN WITNESS WHEREOF, I have signed these Articles of Amendment, acknowledging the same to be my act, on this 18th day of March, 2002.
ATTEST:                       INSTITUTIONAL INCOME FUNDS, INC.



/s/Patricia B. Lippert      By: /s/James S. Riepe
Patricia B. Lippert                James S. Riepe
Secretary                          Director


THE UNDERSIGNED, the Sole Director of Institutional Income Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                   /s/James S. Riepe
                                   James S. Riepe
                                   Director

L:\TRPPROD\EDG\Agreements\Articles of Amendment\Artamd02IIF.fm

                                       2